Exhibit 99.4

FOR IMMEDIATE RELEASE                 Contact:Deborah H. Frankovich
                                              Senior Vice President & Treasurer
                                              281-774-5100

                PARACELSUS HEALTHCARE CORPORATION FILES VOLUNTARY

                  PETITION FOR CHAPTER 11 BANKRUPTCY PROTECTION

                        TO FACILITATE DEBT RESTRUCTURING

  Hospital Subsidiaries to Continue Normal Operations and Continue Fulfilling
   Payroll, Vendor and Patient Obligations in the Normal Course of Business

   Two-Thirds of Holders of Note Debt Support Reduction and Conversion of
              Outstanding Debt to New Debt and Equity Ownership

           $62 Million Subsidiary-Level Credit Facility Available
                        For Hospital Funding Needs

HOUSTON, Texas (September 15, 2000) - As part of its previously announced effort to restructure its capital obligations, Paracelsus Healthcare Corporation (OTCBB:PLHC) today filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas. The bankruptcy filing is limited to the parent company ("PHC"), and does not include any of PHC's hospital subsidiaries. Simultaneously with the commencement of its bankruptcy case, PHC filed a Plan of Reorganization (the "Plan") pursuant to which PHC will effect its capital restructuring. PHC elected to seek Court protection in order to facilitate the restructuring of its debt while continuing to maintain normal business operations in PHC's hospital subsidiaries. PHC took this step with the support of the holders of at least two-thirds of the principal amount of PHC's $325.0 million 10% Senior Subordinated Notes (the "Notes"). PHC anticipates that the current directors and officers will continue in place subject to supervision by the Bankruptcy Court.

         Because PHC's hospital subsidiaries have not filed for bankruptcy protection, the hospital subsidiaries are expected to continue paying, in the ordinary and normal course of business, all wages, benefits and other employee obligations, as well as all outstanding and ongoing accounts payable to their contractors and vendors. The hospitals remain open and will continue providing the same high level of care that their patients have always received.

         "The Chapter 11 filing is an important step in Paracelsus Healthcare Corporation's plans to reduce debt, stabilize our capital structure, and enhance our ability to invest in the future growth potential of our hospital operations. The Plan of Reorganization promulgated by PHC will achieve a necessary restructuring of PHC's capital structure. If the Plan is approved by the Bankruptcy Court in the form substantially as proposed, we expect PHC and its subsidiaries to be capable of generating net income post restructuring. We are pleased that our Plan of Reorganization has received the support of the holders of at least two-thirds of our debt. We are also gratified by the support we have been receiving from our employees, physicians, vendors, and the communities we serve," stated Robert L. Smith, Chief Executive Officer.

         PHC also noted that a recently completed $62 million credit facility, secured at the subsidiary level, will not be directly affected by PHC's filing and, combined with cash on hand, is expected to be sufficient to meet the working capital and capital expenditure needs of the hospital subsidiaries during the restructuring process.

         PHC's decision to restructure its debt was due to its highly leveraged capital structure. Despite positive EBITDA from hospital operations, the high interest burden has severely impacted PHC's reinvestment opportunities. In an effort to conserve capital and to preserve the normal operations of the operating subsidiaries, PHC did not make its interest payments on the Notes due February 15 and August 15, 2000.

         PHC has been in negotiations with the Note holders. Holders of at least two-thirds of the principal amount of the Notes support the principal financial terms of PHC's Plan and, subject to certain conditions, have indicated an intent to vote in favor of the Plan. On the effective date of the Plan (the "Effective Date"), all principal and interest outstanding on the Notes will be exchanged for (i) the reorganized PHC 11.5% Senior Notes (due on August 15, 2005) in the aggregate principal amount of $130.0 million (the "New Notes"), and (ii) 95.0% of the reorganized PHC common stock, subject to dilution through the exercise of the Series A Warrants and Series B Warrants (as referred to below). Interest on the New Notes shall accrue commencing on August 15, 2000. The Plan also provides for the holders of PHC's common stock as of the Record Date (as defined in the Plan) to (i) receive 5.0% of the reorganized PHC's common stock, (ii) receive warrants (the "Series A Warrants") to purchase prior to the fifth anniversary of the Effective Date (as defined in the Plan) an additional 9.64% of the reorganized PHC's common stock (exercisable at $320.0 million enterprise value of the reorganized PHC), and (iii) receive warrants (the "Series B Warrants") to purchase prior to the first anniversary of the Effective Date an additional 2.0% of the reorganized PHC's common stock (exercisable at $100.0 million value of the reorganized PHC's common stock). The Plan would make its effectiveness subject to certain conditions, such as limiting the amount of allowed and undisputed unsecured claims other than the Notes to $15 million. The Plan, as well as PHC's Disclosure Statement, are on file with the Bankruptcy Court and are available for review and copying during the Bankruptcy Court's normal business hours.

         Paracelsus Healthcare Corporation, a public company listed on the OTC Bulletin Board, was founded in 1981 and is headquartered in Houston, Texas. Including a hospital partnership, Paracelsus presently owns the stock of hospital corporations that own or operate 10 hospitals in seven states with a total of 1,287 beds. Additional Company information may be accessed through http://www.prnewswire.com under the Company's name.

         Certain statements contained herein are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties. All statements regarding the Company's expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, budgets, projected costs and capital expenditures, competitive position, growth opportunities, plans and objectives of management for future operations and words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below.

         Factors which may cause the Company's actual results in future periods to differ materially from forecast results include, but are not limited to: i) Competition and general economic, demographic and business conditions, both nationally and in the regions in which the Company operates; ii) Existing government regulations and changes in legislative proposals for healthcare reform, including changes in Medicare and Medicaid reimbursement levels; iii) The ability to enter into managed care provider arrangements on acceptable terms; iv) Liabilities and other claims asserted against the Company; v) The loss of any significant customer, including but not limited to managed care contracts; vi) The ability to attract and retain qualified personnel, including physicians and vii) Uncertainties associated with the outcomes of PHC's bankruptcy proceedings.

         The Company is generally not required to, and does not undertake to, update or revise its forward-looking statements.